Exhibit 4(k)

Kathryn A. Cassidy
Vice President and GE Treasurer

General Electric Company
3135 Easton Turnpike
Fairfield, CT 06828

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

March 3, 2006

Subject:	General Electric Company Annual Report on Form 10-K for the fiscal year ended December 31, 2005 - File No. 1-35

Dear Sirs:

Neither General Electric Company (the “Company”) nor any of its consolidated subsidiaries has outstanding any instrument with respect to its long-term debt, other than those filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument that defines the rights of holders of such long term debt not filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Very truly yours,

GENERAL ELECTRIC COMPANY

/s/ Kathryn A. Cassidy
Kathryn A. Cassidy
Vice President and GE Treasurer